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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 10, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of Exeter Fund, Inc. - Small Cap Series, Technology Series, International Series, Life Sciences Series, World Opportunities Series, New York Tax Exempt Series, Ohio Tax Exempt Series and Diversified Tax Exempt Series which are also incorporated by reference into the Registration Statement. We also hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 13, 2004, relating to the financial statements and financial highlights of Exeter Fund, Inc. - High Yield Bond Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Custodian, Independent Registered Public Accounting Firm and Counsel," and "Financial Statements" in such Registration Statement.


/s/  PricewaterhouseCoopers  LLP
--------------------------------

PricewaterhouseCoopers  LLP
Boston,  MA
April  26,  2005